EXHIBIT 3.4

                         RECKSON ASSOCIATES REALTY CORP.

                             ARTICLES SUPPLEMENTARY

                     ESTABLISHING AND FIXING THE RIGHTS AND
                PREFERENCES OF A CLASS OF SHARES OF COMMON STOCK



     Reckson   Associates   Realty   Corp.,   a   Maryland    corporation   (the
"Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the board of directors of the Corporation (the "Board of Directors") by Article VI of its charter, as heretofore amended and restated (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein called the "Articles"), the Board of Directors has, by resolution, duly designated and reclassified 12,000,000 shares of the common stock of the Corporation into a class designated Class B Exchangeable Common Stock and has provided for the issuance of such class.

     SECOND: The preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of such class of common stock, which upon any restatement of the Articles shall be included as part of Article VI of the Articles, are as follows:

                        CLASS B EXCHANGEABLE COMMON STOCK

     1. Designation and Number. A class of Common Stock of the Corporation, designated the "Class B Exchangeable Common Stock" (the "Class B Common"), is hereby established. The number of shares of the Class B Common shall be 12,000,000.

     2. Distributions.

     (a) For any quarterly period, holders of the shares of Class B Common shall be entitled to receive, if, when and as authorized by the Board of Directors out of funds legally available for the payment of distributions, cash distributions in an amount per share equal to the Class B Dividend Amount. Distributions on the Class B Common, if authorized, shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a Business Day, the next succeeding Business Day, commencing July 31, 1999 (each, a "Distribution Payment Date"). Distributions will be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Corporation for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date").

     (b) No distributions on the Class B Common shall be authorized by the Board of Directors of the Corporation or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

     (c) Distributions on the Class B Common will be noncumulative. If the Board of Directors of the Corporation does not authorize a dividend on the Class B Common payable on any Distribution Payment Date while any Class B Common is outstanding, then holders of the Class B Common will have no right to receive a distribution for that Distribution Payment Date, and the Corporation will have no obligation to pay a distribution for that Distribution Payment Date, whether or not distributions are declared and paid for any future Distribution Payment Date with respect to either the Common Stock, the preferred stock, par value $0.01 per share, of the Corporation or any other Capital Stock.

     (d) No distributions, whether in cash, securities or property, will be authorized or paid or set apart for payment to holders of Common Stock for any quarterly period unless for each share of Class B Common outstanding, a distribution equal to the Class B Dividend Amount with respect to such period has been or contemporaneously is authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment to holders of the Class B Common for the then current distribution period. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Class B Common which may be in arrears.

     (e) Subject to the rights and preferences of other classes or series of Capital Stock, the Corporation, at its election and as determined in the sole discretion of the Board of Directors of the Corporation, may authorize and pay a distribution to holders of Class B Common in excess of the Class B Dividend Amount.

     (f) Shares of Class B Common shall not entitle the holders thereof to receive any distribution made in respect of Common Stock.

     3. Liquidation.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (referred to herein as a "liquidation"), the holders of the Class B Common will have no liquidation preference, but will be entitled to share ratably (treating each Class B Common share as the equivalent of that number of shares of Common Stock into which it may then be exchanged) in any distribution or payment made to holders of Common Stock.

     4. Redemption.

     Shares of Class B Common will not be redeemable; provided, however, that the foregoing shall not prohibit the Corporation from repurchasing shares of Class B Common from any holder if and to the extent such holder agrees to sell such shares.

     5. Voting Rights.

     Holders of Class B Common shall have the right to vote on all matters submitted to a vote of the holders of Common Stock; holders of Class B Common and Common Stock shall vote together as a single class. In addition, the affirmative vote or consent of the Holders of at least


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


two-thirds of the outstanding shares of Class B Common, given in person or by proxy, either in writing or at a meeting, voting separately as a class, shall be required to amend, alter or repeal these Articles Supplementary, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Class B Common or the Holders thereof; provided, however, with respect to the occurrence of any of the Events referred to above, so long as the Class B Common remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Holders of Class B Common. In any such vote, each holder of Class B Common shall be entitled to one vote with respect to each share of Class B Common held by such holder.

     6. Exchange at Holder's Election.


     (a) Subject to Section 10, shares of Class B Common will be exchangeable at any time, at the option of the holders thereof, into Common Stock at a rate of one share of Common Stock per share of Class B Common, subject to adjustment as described below (the "Exchange Rate"); provided, however, that the right of a holder to exchange shares of Class B Common for which the Corporation has mailed an Exchange Notice (as defined below) will terminate at the close of business on the fifth Business Day prior to the Exchange Date (as defined below).

     (b) To exercise the exchange right, the holder of Class B Common to be exchanged shall surrender the certificate representing such Class B Common, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Transfer Agent accompanied by written notice to the Corporation that such holder elects to exchange such Class B Common. Unless the shares issuable on exchange are to be issued in the same name as the name in which such Class B Common is registered, in which case the Corporation shall bear the related taxes, each share surrendered for exchange shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     (c) Each exchange consummated pursuant to this Section 6 shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing shares of Class B Common shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates representing shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such exchange shall be at the Exchange Rate in effect at such time and on such date unless the stock transfer records of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer records are open, but such exchange shall be at the Exchange Rate in effect on the date on which such shares have been surrendered and such notice received by the Corporation.



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


     (d) Holders of shares of Class B Common at the close of business on a Distribution Payment Record Date shall be entitled to receive and retain the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the exchange of such shares following such Distribution Payment Record Date and on or prior to such Distribution Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on exchanged shares or for distribution on the Common Stock that is issued upon such exchange.

     As promptly as practicable after the surrender of certificates representing Class B Common as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the exchange of such shares in accordance with the provisions of this Section 6, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8.

     7. Exchange at Corporation's Option.


     (a) The Class B Common shall not be exchangeable  by the Corporation  prior to the end of the 54-month period commencing with the Class B Issue Date. Subject to Section 10, each share of Class B Common (and each share of Class B Excess Common (as defined below)) will be exchangeable at any time after the fifty-four (54) month period immediately following the Class B Issue Date, at the option of the Corporation, into Common Stock at the Exchange Rate, plus the amounts indicated in Section 7(e). If fewer than all of the outstanding shares of Class B Common are to be exchanged, the shares to be exchanged shall be determined pro rata or by lot or in such other manner as prescribed by the Board of Directors of the Corporation to be equitable. If fewer than all the shares of Class B Common represented by any certificate are exchanged, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     (b) At least 30 days, but no more than 60 days, prior to a date fixed for exchange of some or all of the Class B Common (the "Exchange Date") in accordance with this Section 7, written notice (the "Exchange Notice") shall be given by first class mail, to each holder of record on a date no more than three business days prior to the mailing date of such notice at such holder's address as it appears in the stock transfer records of the Corporation; provided, however, neither failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any share of Class B Common to be exchanged. The Exchange Notice shall include the following information:

     (i) the Exchange Rate;

     (ii) the number of shares of Class B Common to be exchanged and, if fewer than all the shares held by such holders are to be exchanged, the number of such shares to be exchanged from such holder;

     (iii) the Exchange Date;

     (iv) the manner in which the holder is to surrender to the Corporation or the Transfer Agent, the certificate or certificates representing the shares of Class B Common to be exchanged;



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


     (v) that the holder's right to elect to exchange such holder's Class B Common for Common Stock will terminate on the fifth Business Day prior to the Exchange Date; and

     (vi) that dividends on the shares of Class B Common to be exchanged shall cease on the Exchange Date unless the Corporation defaults in the issuance of the Common Stock issuable upon exchange of such Class B Common.

     (c) Each holder shall surrender the certificate or certificates representing such shares of Class B Common so exchanged to the Corporation or the Transfer Agent, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Exchange Notice, and on the Exchange Date the number of full shares of Common Stock issuable upon the exchange of such shares of Class B Common shall be payable to the holder whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     (d) On or after the Exchange Date, unless the Corporation defaults in the issuance of the shares of Common Stock as described above and except as provided in Section 7(e), (i) all distributions on any Class B Common so called for exchange shall cease on the Exchange Date, and all rights of the holders of such shares of Class B Common as holders of Class B Common shall terminate with respect thereto on the Exchange Date, other than the right to receive the shares of Common Stock issuable upon exchange thereof, (ii) the shares of Class B Common called for exchange will not be transferred (except with the consent of the Corporation) on the Corporation's stock transfer records, and (iii) such shares shall no longer be deemed outstanding for any purpose whatsoever. Until shares of Class B Common Stock called for exchange are surrendered in the manner described in the Exchange Notice, no shares of Common Stock will be issued in respect thereof. No provision will be made in respect of distributions payable on such Common Stock prior to the Exchange Date.

     (e) If the Exchange Date falls after a Distribution Payment Record Date and on or prior to the corresponding Distribution Payment Date, then each holder of Class B Common at the close of business on such Distribution Payment Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the exchange of such shares prior to such Distribution Payment Date.

     (f) Following the Exchange Date, the Corporation shall pay all distributions payable on the Common Stock to be exchanged for the Class B Common with a record date for such distribution following the Exchange Date notwithstanding the exchange of certificates representing such shares after such the Distribution Payment Record Date.

     8. No Fractional Shares.

     No fractional shares of Common Stock shall be issued upon exchange of Class B Common. Instead of any fractional share of Common Stock that would otherwise be deliverable upon the exchange of a share of Class B Common, the Corporation shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of a share of Common Stock on the Trading Day immediately preceding the date of exchange. If more than one share of Class B Common shall be surrendered for exchange at one time by the same holder, the number of full shares of Common Stock issuable upon exchange


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


thereof shall be computed on the basis of the aggregate number of shares of Class B Common so surrendered.

     9. Exchange Rate Adjustments.

     (a) The Exchange Rate shall be adjusted from time to time as follows:

     (i) If the Corporation shall after the date on which shares of Class B Common are first issued (the "Class B Issue Date") (A) pay or make a distribution to holders of Common Stock in the form of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any equity securities by reclassification of its Common Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 9(b)), then the Exchange Rate in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Class B Common thereafter surrendered for exchange shall be entitled to receive the number of shares of Common Stock and other equity securities issued by reclassification of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been exchanged immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 9(e)) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

     (ii) If the Corporation shall issue after the Class B Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Exchange Rate in effect at the opening of business on the day following such record date shall be adjusted to equal the amount determined by multiplying (I) the Exchange Rate in effect immediately prior to the opening of business on the day following the record date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the record date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the record date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock would purchase at such Fair Market Value. Such adjustment shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 9(e)). In determining whether any rights, options or warrants entitle the holders of Common Stock to


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


subscribe for or purchase Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Corporation.

     (iii) If the Corporation shall distribute to all holders of its Common Stock any equity securities of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash distributions and those rights, options and warrants referred to in and treated under subparagraph (ii) above), then the Exchange Rate shall be adjusted so that it shall equal the amount determined by multiplying (I) the Exchange Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for such determination and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date for such determination less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion  of the  equity  securities,  evidences  of  indebtedness  or  assets so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately at the opening of business on the day following such record date (except as provided in Section 9(e)). For the purposes of this subparagraph (iii), the distribution of equity securities, evidences of indebtedness or assets which are distributed not only to the holders of Common Stock on the record date fixed for the determination of stockholders entitled to such distribution, but also are distributed with each share of Common Stock delivered to a person exchanging a share of Class B Common at any time after such record date, shall not require an adjustment of the Exchange Rate pursuant to this subparagraph (iii), provided that on the date, if any, on which a person exchanging a share of Class B Common would no longer be entitled to receive such equity securities, evidences of indebtedness or assets with a share of Common Stock (other than as a result of the termination of all such equity securities, evidences of indebtedness or assets), a distribution of such equity securities, evidences of indebtedness or assets shall be deemed to have occurred, and the Exchange Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the record date fixed for the determination of the stockholders entitled to receive such distribution" and the "record date" within the meaning of the two preceding sentences).

     (iv) The Exchange Rate may be further adjusted from time to time as described in this subparagraph (iv); provided, however, that the Exchange Rate as so adjusted shall only be applicable in the event that the exchange of Class B Common is effected pursuant to Section 6 and then, only to shares of Class B Common surrendered for exchange in accordance with Section 6(b); and all adjustments described in this subparagraph (iv) shall be disregarded in the event of any exchange pursuant to Section 7. If during any two consecutive quarters, the total distributions paid on a share of Class B Common for each such quarter and the immediately prior quarter is less than the sum of (x) 1/4th of the Unadjusted Class B Dividend Amount applicable to the current quarter plus
(y) 1/4th of the Unadjusted Class B Dividend Amount applicable to the immediately prior quarter, then the Exchange Rate thereafter shall be subject to adjustment as follows. If at the time the exchange option is exercised pursuant to Section 6:

     (A) the Exchange Consideration Amount is equal to or greater than $27.50, then no additional adjustment is required;



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

     (B) the Exchange Consideration Amount is less than $27.50, but equal to or greater than $22.00, then the Exchange Rate will be multiplied by the quotient of (I) $27.50 divided by (II) the Exchange Consideration Amount; and

     (C) the Exchange Consideration Amount is less than $22.00, then the Exchange Rate will be multiplied by 1.25.

     (v) No adjustment in the Exchange Rate shall be required other than by reason of Section 9(a)(iv) unless such adjustment would require a cumulative increase or decrease of at least 1% in the Exchange Rate; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 9 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Exchange Rate for the issuance of any Common Stock pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan. All calculations under this Section 9 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (a) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such increases in the Exchange Rate, in addition to those required by this subsection (a), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Corporation to its stockholders shall not be taxable.

     (b) Except as otherwise provided for in Section 9(a)(i), if the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Common Stock, sale or transfer of all or substantially all of the Corporation's assets or recapitalization of the Common Stock) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), the Corporation (or its successor in such Transaction) shall make appropriate provision so that each share of Class B Common, if not converted into the right to receive shares, stock, securities or other property in connection with such Transaction in accordance with the third to last sentence of this subsection (b) shall thereafter be exchangeable into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Class B Common was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of the election, if any, as to the kind or amount of shares, stock,


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securities  and  other  property  (including  cash or any  combination  thereof)
receivable upon such Transaction (each, a "Non-Electing Share") (provided that if the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction is not the same for each Non-Electing Share, the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction in which any share of Class B Common is converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof) with an aggregate value (as determined by the Board of Directors in good faith, whose determination shall be conclusive) less than that receivable by the number of shares of Common Stock into which shares of Class B Common were exchangeable immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (b), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Common that will contain provisions enabling holders of Class B Common that remains outstanding after such Transaction to exchange their Class B Common into the consideration received by holders of Common Stock at the Exchange Rate in effect immediately prior to such Transaction. The provisions of this subsection (b) shall similarly apply to successive Transactions.

     (c) If:

     (i) the Corporation shall declare a distribution on the Common Stock (other than cash distributions which do not constitute extraordinary dividends) or there shall be a reclassification, subdivision or combination of the Common Stock; or

     (ii) the Corporation shall grant to the holders of the Common Stock of rights, options or warrants to subscribe for or purchase Common Stock at less than Fair Market Value; or

     (iii) the Corporation shall enter into a Transaction; or

     (iv)  there  shall  occur  the   voluntary  or   involuntary   liquidation,
dissolution or winding up of the Corporation; or

     (v) there  shall occur the  circumstances  described  in clause  (a)(iv) of
Section 9 that would cause the Exchange Rate to be adjusted,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Class B Common at their addresses as shown on the stock transfer records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights, options or warrants are to be determined or (ii) the date on which such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 9.

     (d) Whenever the Exchange Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the holder of each share of Class B Common at such holder's last address as shown on the stock transfer records of the Corporation.

     (e) In any case in which Section 9(a) provides that an adjustment shall become effective on the day following the record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Class B Common converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) fractionalizing any share of Class B Common and/or paying to such holder any amount of cash in lieu of any fraction pursuant to Section 8.

     (f) There shall be no adjustment of the Exchange Rate in case of the issuance of any equity securities of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 9. If any action or transaction would require adjustment of the Exchange Rate pursuant to more than one subsection of Section 9(a), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (g) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 9, that in the opinion of the Board of Directors of the Corporation would materially adversely affect the exchange rights of the holders of the Class B Common, the Exchange Rate for the Class B Common shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors of the Corporation, in its sole discretion, determines to be equitable in the circumstances.

     (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of effecting any exchange of the Class B Common, the full number of shares of Common Stock deliverable upon the exchange of all outstanding shares of Class B Common not theretofore exchanged. For purposes of this subsection (h), the number of shares of Common Stock that shall be deliverable upon the exchange of all outstanding shares of Class B Common shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon exchange of the Class B Common shall be validly issued, fully paid and non-assessable.

     The Corporation shall list the Common Stock required to be delivered upon exchange of the Class B Common, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon exchange of the Class B Common, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

     (i) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on exchange of the Class B Common pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the record holder of the Class B Common to be exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     10. Ownership Limitations. Notwithstanding Article VII of the Articles, the provisions of this Section 10 shall apply with respect to the limitations on the ownership and acquisition of shares of Class B Common.

     (a) Restriction on Ownership and Transfer.

     (i) Except as provided in Section 10(h), no Person shall Beneficially Own or Constructively Own any shares of Class B Common such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit;

     (ii) Except as provided in Section 10(h), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange, Inc. (the "NYSE")) that, if effective, would result in any Person Beneficially Owning Class B Common in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class B Common which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class B Common;

     (iii) Except as provided in Section 10(h), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Class B Common in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class B Common which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class B Common; and

     (iv) Notwithstanding any other provisions contained in this Section 10, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Class B Common or other event which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Class B Common.

     (b) Conversion Into and Exchange For Class B Excess Common. If, notwithstanding the other provisions contained in this Section 10, at any time after the date of the Class B Issue Date, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in Section 10(a), above, has been violated, then the Class B Common being Transferred (or in the case of an event other than a Transfer, the Class B Common owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Class B Common identified in the next sentence) which would cause the restriction on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Class B Common Excess Stock ("Class B Excess Common"). If at any time of such purported Transfer any of the shares of the Class B Common are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Class B Common, then shares of Class B Common that shall be converted to Class B Excess Common shall be first taken from any Class B Common that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of Section 10(a) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

     (c) Remedies For Breach. If the Board of Directors of the Corporation or its designee shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10(a) or that a Person intends to Transfer or acquire, has attempted to Transfer or acquire or may Transfer or acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 10(a), the Board of Directors of the Corporation or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares for Fair Market Value upon the terms and conditions specified by the Board of Directors of the Corporation in its sole discretion, refusing to give effect to such Transfer, acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, acquisition or other event; provided, however, that any Transfer or acquisition (or, in the case of events other than a Transfer or acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 10(a) shall automatically result in the conversion described in Section 10(b), irrespective of any action (or non-action) by the Board of Directors of the Corporation.

     (d) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire or Beneficially Owns or Constructively Owns shares of Class B Common in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Class B Excess Common results under the provisions of these Articles, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation's status as a REIT.

     (e) Owners Required To Provide Information. From and after the Class B Issue Date, each Person who is a Beneficial Owner or Constructive Owner of Class B Common and each Person (including the stockholder of record) who is holding Class B Common for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information with respect to the direct, indirect and constructive ownership of Class B Common as the Corporation may request, in good faith, in order to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine such compliance.

     (f) Remedies Not Limited. Nothing contained in this Section 10 (but subject to Section 10(l)) shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

     (g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 10, including any definition contained in Section 11, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 10 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 10(l)).

     (h) Exceptions.


     (i) Subject to Section 10(a)(iv), the Board of Directors of the Corporation, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Beneficially Owning Class B Common in excess of the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficially Owning Class B Common will violate the Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 10) or attempted violation will result in such Class B Common Beneficially Owned in excess of the Ownership Limit being exchanged for Class B Excess Common in accordance with Section 10(b).

     (ii)  Subject  to  Section  10(a)(iv),   the  Board  of  Directors  of  the
Corporation, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Constructively Owning Class B Common in excess of the Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9% interest (as set forth in Section 856(d)(2)(B)
of the Code) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Class B Common Constructively Owned in excess of the Ownership Limit being exchanged for Excess Stock in accordance with Section 10(b).

     (iii) Prior to granting any exception pursuant to Section 10(h)(i) or 10(h)(ii), the Board of Directors of this Corporation may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's organization and operation in conformity with the requirements for qualification as a REIT under the Code; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

     (i) Increase in Ownership Limit. Notwithstanding anything herein to the contrary, Article VII, Section 9 of the charter of the Corporation shall apply to this Section 10.

     (j) Legend. Each certificate for Class B Common shall bear substantially the following legend:

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which, including restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent. All capitalized terms in this legend have the meanings defined in the Charter.

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own any shares of Class B Common such that such Person would Beneficially Own or Constructively Own Common Equity in excess of 9% in value of the aggregate of the outstanding shares of Common

     Equity of the Corporation. Any Person who acquires or attempts to acquire or Beneficially Owns or Constructively Owns shares of Class B Common in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Class B Excess Common would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Class B Excess Common which will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations.

     (k) Severability. If any provision of this Section 10 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     (l) Class B Excess Common.

     (i) Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Class B Excess Common pursuant to
Section 10(b), such Class B Excess Common shall be deemed to have been transferred to the Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation, and shall be a person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee. By written notice to the Trustee, the Corporation shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Class B Excess Common such that (a) the shares of Class B Common from which the shares of Class B Excess Common held in the Trust were so converted would not violate the restrictions set forth in paragraph (a) of this Section 10 in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Code. The Trustee of the Trust will be deemed to own the Class B Excess Common for the benefit of the Charitable Beneficiary on the date of the purported Transfer or other event that results in Class B Excess Common pursuant to paragraph (b) of this Section 10. Class B Excess Common so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported Record Transferee shall have no rights in such Class B Excess Common except the right to designate a transferee of such Class B Excess Common upon the terms specified in Section 10(l)(v). The Purported Beneficial Transferee shall have no rights in such Class B Excess Common except as provided in this Section 10.

     (ii) Dividend Rights. Class B Excess Common will be entitled to dividends and distributions authorized and declared with respect to the Class B Common from which the Class B Excess Common was converted and will be payable to the Trustee of the Trust in which such Class B Excess Common is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Class B Excess Common in an amount equal to the dividends and distributions authorized and declared on each share of Class B Common from which the Class B Excess Common was converted. Any dividend or distribution paid to a Purported Record Transferee prior to the discovery by the Corporation that Class B Common has been transferred in violation of the provisions of this Section 10 shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

     (iii) Conversion Rights. Holders of shares of Class B Excess Common shall not be entitled to exchange any shares of Class B Excess Common into shares of Common Stock. Any exchange of shares of Class B Common for shares of Common Stock made prior to the discovery by the Corporation that such shares of Class B Common have been converted into Class B Excess Common shall be void ab initio and the Purported Record Transferee shall return the shares of Common Stock into which the Class B Common was exchanged upon demand to the Corporation which shares of Common Stock shall be exchanged back into Class B Excess Common and deposited into the Trust. Notwithstanding the foregoing, at any time on or after the Class B Issue Date, the Corporation may elect to exchange Class B Excess Common for Common Stock in accordance with Section 7.

     (iv) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Class B Excess Common shall be entitled to receive, ratably (treating each Class B Excess Common share as the equivalent of that number of shares of Common Stock into which it may then be exchanged by the Corporation pursuant to Section 7) with each other holder of Class B Common and Class B Excess Common converted from Class B Common, any distribution or payment made to all holders of Common Stock.

     Any liquidation distributions to be distributed with respect to Class B Excess Common shall be distributed in the same manner as proceeds from the sale of Class B Excess Common are distributed as set forth in Section 10(l)(v).

     (v) Non-Transferability of Excess Stock. Class B Excess Common shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Class B Excess Common to any Person if the shares of Class B Excess Common would not be Class B Excess Common in the hands of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Class B Excess Common shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Class B Common that were converted into Class B Excess Common or, if the Purported Record Transferee did not give value for such shares (e.g. the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Class B Excess Common were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Class B Excess Common held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 10(l)(ii). Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Class B Excess Common in the Trust shall be automatically exchanged for an equal number of shares of Class B Common and such shares of Class B Common shall be transferred of record to the transferee of the interest in the Trust if such shares of Class B Common would not be Class B Excess Common in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 10(l)(vii).

     (vi) Voting Rights for Class B Excess Common. Any vote cast by a Purported Record Transferee of Class B Excess Common prior to the discovery by the Corporation that Class B Common has been transferred in violation of the provisions of this Section 10 shall be void ab initio. While the Class B Excess Common is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class B Common which have been converted into shares of Class B Excess Common for the benefit of the Charitable Beneficiary.

     (vii) Purchase Rights in Class B Excess Common. Notwithstanding the provisions of Section 10(l)(v), shares of Class B Excess Common shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Class B Excess Common (or, if the Transfer or other event that resulted in the issuance of Class B Excess Common was not a transaction in which the Purported Beneficial Transferee gave full value for such Class B Excess Common, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class B Excess Common) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Class B Excess Common and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Class B Excess Common has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 10(d). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Class B Excess Common by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Class B Common outstanding and such reduction results in the issuance of Class B Excess Common, the Corporation is required to exercise its option to repurchase such shares of Class B Excess Common if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Class B Excess Common.

     (m) Settlement. Nothing in this Section 10 shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

     11. Definitions. For purposes of the provisions included in Article VII of the Articles as a result of the Articles Supplementary adopted and filed in connection with the designation and reclassification of the Class B Common:

     "Aggregate FFO Growth" shall mean, with respect to any Class B Year, the fraction (expressed as a percentage), the numerator of which is the excess, if any, of FFO per share of Common Stock in such Class B Year over the FFO per share of Common Stock in the Base Year ("Base Year FFO"), in each case, calculated on a fully diluted basis and the denominator of which is the Base Year FFO, calculated on a fully diluted basis. For purposes of determining FFO per share on a fully diluted basis, the diluted weighted average number of shares shall be calculated in accordance with GAAP, except that all Class B Common Stock and Class B Excess Common will be deemed converted into Common Stock at then applicable Exchange Rate for an exchange at the election of a holder pursuant to Section 6.

     "Base Year" shall mean the twelve month period ending on the last day of the calendar quarter in which the Class B Issue Date occurs.

     "Base Year Quarterly Dividend" shall mean $.3375 per share.

     "Beneficial Ownership" shall mean ownership of Class B Common or Class B Excess Common by a Person who is or would be treated as an owner of such Class B Common or Class B Excess Common either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     "Capital Stock" shall mean all classes of series of stock of the Corporation, including, without limitation, Common Stock, Class B Common, preferred stock, par value $0.01 per share and excess stock, par value $0.01 per share.

     "Charitable   Beneficiary"  shall  mean  a  beneficiary  of  the  Trust  as determined pursuant to Section 10(l).

     "Class B Dividend Amount" shall mean, with respect to any quarterly period, an amount equal to 1/4th of the product of (a) the Unadjusted Class B Dividend Amount for the Class B Year in which such quarterly period occurs, multiplied by
(b) the Dividend Payment Percentage for such quarterly period; provided, however that if during any Class B Year after the second Class B Year, the Unadjusted Class B Dividend Amount for the then current Class B Year is less than the Unadjusted Class B Dividend Amount for the prior Class B Year, then for each quarter during such year having a Dividend Payment Percentage of 100%, the Class B Dividend Amount for such quarter shall not be less than the sum of (i) the dividends paid on a share of Common Stock plus (ii) $0.2225. Notwithstanding the foregoing, the Class B Dividend Amount for the quarter in which the Class B Issue Date occurs shall be equal to the product of (a) $.006222, multiplied by
(b) the number of days elapsed from the Class B Issue Date to the last day of the calendar quarter in which the Class B Issue Date occurs and multiplied by
(c) the Dividend Payment Percentage for such quarterly period.

     "Class B Year" shall mean the Base Year and each consecutive twelve-month period thereafter.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock and the Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Class B Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Constructive Ownership" shall mean ownership of Class B Common or Class B Excess Common by a Person who is or would be treated as an owner of such Class B Common or Class B Excess Common either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     "Current Market Price" of publicly traded Common Stock or any other equity security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation.

     "Dividend Payment Percentage" shall mean, with respect to any quarterly period, the lesser of (a) 1 and (b) the fraction (expressed as a percentage) equal to (i) the dividend paid per share on the Common Stock in such quarter over (ii) the Base Year Quarterly Dividend.

     "Exchange Consideration Amount" shall mean, on any date of determination, the product of (a) the Market Price of the Common Stock on such date multiplied by (b) the Exchange Rate on such date, without giving effect to the adjustment described in Section 9(a)(iv).

     "Fair Market Value" shall mean the average of the daily Current Market Prices per share of Common Stock during the ten consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex-date" with respect to the issuance or distribution requiring such computation. The term "ex-date", when used with respect to any issuance or distribution, means the first day on which the shares of Common Stock trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, for purposes of determining that day's Current Market Price.

     "FFO" shall mean "funds from operations" as defined by the National Association of Real Estate Investment Trusts from time to time and determined in good faith by the Corporation and set forth in its filings with the Securities and Exchange Commission.

     "GAAP" shall mean generally accepted accounting principles.

     "IRS" shall mean the United States Internal Revenue Service.

     "Market Price " as to any date shall mean the average of the last sales price reported on the NYSE of the Common Stock, on the ten trading days immediately preceding the relevant date, or if not then traded on the NYSE, the average of the last reported sales price of the Class B Common on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors.

     "Ownership Limit" shall mean 9% in value of the aggregate of the outstanding shares of Common Equity. The value of shares of the outstanding shares of Common Equity shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

     "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Class B Common or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Class B Excess Common, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Class B Common if such Transfer had been valid under Section 10(a) below.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Class B Excess Common Stock, the record holder of the Class B Common if such Transfer had been valid under Section 10(a).

     "Set apart for payment" shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a dividend or other distribution by the Board of Directors of the Corporation, the allocation of funds to be so paid on any series or class of shares of the Corporation.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted on the Nasdaq National Market, on the applicable securities market in which the securities are traded.

     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Class B Common, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Class B Common or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Class B Common), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Class B Common), and whether by operation of law or otherwise. The term "Transferring" and "Transferred" shall have the correlative meanings.

     "Transfer Agent" shall mean American Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation or its designee as the transfer agent for the Class B Common.

     "Trust " shall mean the trust created pursuant to Section 10(l).

     "Trustee " shall mean the Person that is appointed by the Corporation pursuant to Section 10(l) to serve as trustee of the Trust, and any successor thereto.

     "Unadjusted Class B Dividend Amount" shall mean (a) $2.24 per share for the first Class B Year after the Base Year and (b) with respect to any Class B Year thereafter, an amount equal to $2.24 multiplied by the sum of (i) one plus (ii) 70% of Aggregate FFO Growth for the prior Class B Year, but in no event shall the Unadjusted Class B Dividend Amount be less than $2.24 per share.

     12. Determination by Board. Any determination by the Board of Directors pursuant to the terms of the Class B Common shall be final and binding upon the holders thereof and shall be conclusive for all purposes.

     THIRD: The Class B Common shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

     FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

     IN WITNESS WHEREOF, Reckson Associates Realty Corp. has caused these presents to be signed in its name and on its behalf by its President and Chief Operating Officer and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that, to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to approval are true in all material respects.


                                        RECKSON ASSOCIATES REALTY CORP.




                                        By:_____________________________________
                                                    Scott H. Rechler,
                                           President and Chief Operating Officer


(SEAL)

ATTEST:



______________________________________
       Gregg Rechler, Secretary